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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Meritage Corporation on Form S-4 filed on or about July 2, 2001 of our report, dated March 29, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ McGLADREY & PULLEN, LLP

Las Vegas, Nevada
July 2, 2001